Exhibit 99.1

Behringer Harvard Acquires Multifamily Tower
in Downtown Portland, Oregon

DALLAS, December 17, 2009 – Behringer Harvard announced today its acquisition of Cyan/PDX (Cyan), a 16-story, 352-unit residential tower at 1720 SW 4th Avenue in the central business district of Portland, Oregon.

“This acquisition is representative of our continued focus on West Coast and Sunbelt markets that are positioned well for long-term rent growth and value appreciation,” said Mr. Mark T. Alfieri, Chief Operating Officer of Behringer Harvard Multifamily REIT I, Inc. “We are pleased to acquire an asset that offers a transit-oriented location, superior walkability and sustainability, as well as modern amenities and architectural significance. Cyan represents the future of the multifamily asset class.”

Cyan was built in 2009 with sustainability in mind. The property, which is currently in lease-up, features energy-efficient heating, cooling and lighting systems that reduce operating costs. Additional green features include high-performance glass windows and water-conserving fixtures. These efficiencies contribute to lower energy bills that appeal to budget-conscious echo boomers as well as downsizing baby boomers seeking a more carefree lifestyle and the lower maintenance costs of multifamily living. An ecologically friendly roof includes plantings native to the area and harvested rainwater is used for landscape irrigation. The developer anticipates receiving LEED Gold Certification from the USGBC.

Cyan provides spectacular city and mountain views and features a large, plaza-level garden, outdoor barbecue, state-of-the-art fitness center and business center. The community offers one-, two- and three-bedroom apartment homes averaging 636 square feet each. Interior finishes include deluxe kitchens with solid-surface countertops, bamboo veneer cabinetry, wood floors, nine-foot ceilings in living areas, and full-size washers and dryers.

Situated near Portland State University and Pettygrove Park on the southwest edge of Portland’s central business district, Cyan appeals to those who enjoy live-work-play communities in vibrant urban environments. In addition to 5,700 square feet of retail space on-site, a wide variety of restaurants and retail is located within walking distance of the community.

Commuting residents benefit from easy access to Interstates 405 and 5 and Highway 26, while those who prefer biking or public transportation also are attracted to Cyan. The community provides on-site bicycle parking facilities. In addition, residents enjoy proximity to public transportation options provided by Portland Streetcar, MAX Light Rail service, and TriMet bus service.

This investment was made through a joint venture between Behringer Harvard Multifamily REIT I, Inc. and PGGM Private Real Estate Fund, an investment vehicle for large Dutch pension funds. Including this most recent investment, the portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 18 multifamily communities in 11 states providing a total of 5,289 apartment homes.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $10 billion in assets, including recent acquisitions as of September 30, 2009. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 99 99 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Multifamily REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers	Jason Mattox	Barbara Marler
Richards Partners	Chief Administrative Officer	Behringer Harvard
katie_myers@richards.com	Behringer Harvard	bmarler@behringerharvard.com
214.891.5842	jmattox@behringerharvard.com	469.341.2312
866.655.3600

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